EXHIBIT 5.1

LINDQUIST & VENNUM P.L.L.P.

4200 IDS CENTER	IN DENVER:
80 SOUTH EIGHTH STREET	600 17TH STREET, SUITE 1800 SOUTH
MINNEAPOLIS, MN 55402-2274	DENVER, COLORADO 80202-5441
TELEPHONE: 612-371-3211	TELEPHONE: 303-573-5900
FAX: 612-371-3207	FAX: 303-573-1956

ATTORNEYS AT LAW	www.lindquist.com

January 9, 2008

STEN Corporation

10275 Wayzata Blvd, Suite 310

Minneapolis, MN  55305

Re:                               Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to STEN Corporation, a Minnesota corporation, (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale of $25 million in principal renewable unsecured subordinated notes of the Company (collectively, the  “Securities”). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein, (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act.

We have examined certain minutes and records of the Company, including the Company’s Articles of Incorporation and Bylaws, certain actions, resolutions and proceedings of the Board of Directors. We have also examined the form of Registration Statement and underwriting agreement for the Securities. We have also examined other documents and records and made such further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that in the case of documents filed as proposed forms, such forms will at the time of execution, authentication, issuance and delivery of the Securities related thereto, will be legal and binding obligations of the Company, or underwriter as applicable.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

When and if the Registration Statement will have become effective pursuant to the provisions of the Securities Act, the Securities will have been duly issued in the form and containing the terms described and provided in the Prospectus and applicable supplement, and the respective proceedings of the Company related thereto, including any required consents, approvals, authorizations and other orders of the Commission or other regulatory authority or other third party with respect thereto are obtained, and the Securities have been duly executed by the Company and delivered to the purchasers against payment of the agreed consideration, the Securities being offered by the Company will be validly issued, fully paid and nonassessable Securities of the Company and will be binding obligations of the Company.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of (a) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), (c) public policy considerations that may limit the rights of parties to obtain certain remedies and (d) other commonly recognized statutory and judicial constraints on enforceability, including, without limitation, statutes of limitations.

We are members of the bar of the State of Minnesota and we do not express any opinion herein concerning any law other than the law of the State of Minnesota and the Federal law of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Opinions” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Lindquist & Vennum P.L.L.P.